News Release

Contact: Lucy Rutishauser, SVP Chief Financial Officer
(410) 568-1500
SINCLAIR REPORTS THIRD QUARTER 2018 FINANCIAL RESULTS

•	INCREASES TOTAL REVENUE BY 19% COMPARED TO PRIOR YEAR

•	INCREASES QUARTERLY DIVIDEND PER SHARE TO $0.20

BALTIMORE (November 7, 2018) - Sinclair Broadcast Group, Inc. (Nasdaq: SBGI), the “Company” or “Sinclair,” today reported financial results for the three and nine months ended September 30, 2018.

CEO Comment:

“Third quarter results came in ahead of guidance in all key financial metrics, and we expect to close out this year ahead of revenue and cash flow expectations, further improving the strongest balance sheet in our company's history," commented Chris Ripley, President and Chief Executive Officer.  "Further driving value, we repurchased 5% of our total shares outstanding since the Board approved an additional $1 billion share buyback authorization last quarter.  Looking ahead to the fourth quarter, we just finished what is the biggest mid-term political advertising year in our Company’s history with political advertising expected to be over 60% higher than the 2014 mid-term election cycle and over 20% higher than the 2016 presidential election year, based on our current portfolio. As a result of the growth in political revenue this year, our Board has approved increasing our quarterly dividend per share from $0.18 to $0.20. The strength of political reconfirms that television remains the dominant and premium platform for consumer messaging and building brand awareness, and this year has certainly given us good reason to expect that 2020 will be even stronger.”

Three Months Ended September 30, 2018 Financial Results:

•	Total revenues increased 18.9% to $766.3 million versus $644.5 million in the prior year period.

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Operating income was $157.8 million, including $13 million of costs related to the terminated Tribune Media Company (“Tribune”) acquisition, versus operating income of $103.4 million in the prior year period, which included $9 million of Tribune-related and spectrum auction-related costs.

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Net income attributable to the Company was $63.9 million versus net income of $30.6 million in the prior year period, and includes $18 million in ticking fee costs related to the financing commitments for the terminated Tribune acquisition.

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Diluted earnings per common share was $0.62 as compared to $0.30 in the prior year period. The impact of ticking fees and Tribune-related costs in 2018, on a per-share basis, was $(0.24) and the impact of Tribune-related and spectrum auction-related costs in 2017 was $(0.07).

Nine Months Ended September 30, 2018 Financial Results:

•	Total revenues increased 12.4% to $2,161.8 million versus $1,923.7 million in the prior year period.

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Operating income was $396.7 million, including $24 million of Tribune-related costs, versus operating income of $379.9 million in the prior year period, which included $15 million of Tribune-related and spectrum auction-related costs.

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Net income attributable to the Company was $135.0 million versus net income of $132.5 million in the prior year period, and includes $75 million in ticking fee costs related to the financing commitments for the terminated Tribune acquisition.

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Diluted earnings per common share was $1.31 as compared to $1.32 in the prior year period. The impact of the ticking fees and Tribune-related costs in 2018, on a per-share basis, was $(0.74), and the impact of Tribune-related and spectrum auction-related costs in 2017 was $(0.12).

Three Months Ended September 30, 2018 Operating Highlights:

•	Media revenues increased 16.0% to $730.4 million versus $629.6 million in the third quarter of 2017.

•	Political revenues were $70 million in the third quarter versus $7 million in the third quarter of 2017, a non-election year.

•	Distribution revenues were $331 million versus $285 million in the third quarter of 2017.

•	Revenues from our digital businesses increased 20%, as compared to the third quarter of 2017.

Recent Corporate Developments:

Capital Allocation:

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In August 2018, Sinclair's Board of Directors authorized the Company to repurchase up to $1 billion of its Class A common shares, in addition to the Company's remaining $89 million unused share repurchase authorization. During the three months ended September 30, 2018, the Company repurchased 1.6 million shares for $46 million, or $28.06 per share, on average. Since then, the Company repurchased an additional 3.4 million shares for $97 million, or $28.53 per share, on average. $946 million share repurchase capacity remains outstanding.

Other Legal and Regulatory:

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On November 6, 2018, Sinclair agreed to enter into a consent decree with the Department of Justice (DOJ) that resolves its investigation into the sharing of pacing information among certain stations in some local markets.  Sinclair expects that the DOJ will file the consent decree by November 8, 2018.  The consent decree is not an admission of any wrongdoing by Sinclair, and does not subject Sinclair to any monetary damages or penalties.

Content and Distribution:

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In August, the Company entered into a multi-year retransmission renewal with Altice for the carriage of Sinclair stations, Tennis Channel and Sinclair's national networks on its Optimum and Suddenlink owned systems.

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In October, Sinclair entered into a distribution agreement for its ABC, CBS, FOX and NBC affiliates to be re-launched on Sony’s PlayStation Vue where PlayStation Vue carries local channels, and announced that PlayStation Vue will also be launching Tennis Channel and Sinclair's 24-hour science fiction channel, Comet.

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In August, the Company and the DISH Network ("DISH") reached an agreement in principle for the continued carriage of the Company’s broadcast television stations and Tennis Channel on DISH's direct broadcast satellite platform and additional carriage of one of Sinclair's emerging networks. The companies also agreed to carriage of Sinclair-owned networks, including Tennis Channel, on DISH's Sling TV.

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In August, as a result of the termination of the Tribune transaction (including the sale of certain stations to FOX), FOX Broadcasting Company exercised its option to terminate the agreement entered in May 8, 2018 which renewed affiliations with 22 of the Company's FOX affiliates, as well as affiliations with 4 FOX affiliates to which Sinclair provides services. As a result, these affiliations will terminate as of January 31, 2019.

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Sinclair’s newsrooms, dedicated to impactful journalism with a local focus, have won 300 awards thus far in 2018, including two National RTDNA Edward R. Murrow Awards at Circa and KOMO-TV awarded in May, 45 Regional RTDNA Edward R. Murrow Awards by 21 newsrooms and 75 Emmy's at 20 newsrooms.

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The Company produced and/or aired 93 debates during the 2018 election cycle, including hosting debates for US Senate, House of Representatives, Gubernatorial, Mayor, County Executive, City and  County Council, and Attorney General races.

Community:

•	Year-to-date, Sinclair donated a total of $150,000 to support the Salvation Army's disaster relief work related to the California wildfires, Hurricane Florence and Hurricane Michael.

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In September, the Company held a coordinated "Stand Strong for the Carolinas" relief-effort, in which Sinclair and viewers in our markets combined to contribute $240,000 to the Salvation Army, who was helping victims of Hurricane Florence in North Carolina and the surrounding impacted region.

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In October, the Company held a coordinated "Stand Strong for the Gulf Coast" relief-effort, in which Sinclair and viewers in our markets combined to contribute more than $85,000 to the Salvation Army, who was helping victims of Hurricane Michael in the Florida Panhandle and the surrounding impacted region.

Balance Sheet and Cash Flow Highlights:

•	Debt on the balance sheet, net of $1.024 billion in cash, cash equivalents and restricted cash, was $2.878 billion as of September 30, 2018 versus net debt of $2.892 billion as of June 30, 2018.

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As of September 30, 2018, 75.0 million Class A common shares and 25.7 million Class B common shares were outstanding, for a total of 100.6 million common shares outstanding. During the three months ended September 30, 2018, the Company repurchased 1.6 million shares for $46 million, or $28.06 per share, on average. From October 1, 2018 through November 7, 2018, the Company purchased approximately 3.4 million shares for $97 million, or $28.53 per share, on average.

•	In September 2018, the Company paid an $0.18 per share quarterly cash dividend to its shareholders.

•	Routine capital expenditures in the third quarter of 2018 were $15 million with another $10 million related to the spectrum repack.

•	Program contract payments were $27 million in the third quarter of 2018.

Notes:

Certain reclassifications have been made to prior years’ financial information to conform to the presentation in the current year.

Outlook:
The following transactions closed during 2017 and, therefore, the results of these transactions were not included in the corresponding pre-transaction periods: the acquisition of Tennis Media Company (March 1, 2017); the acquisition of DataSphere (June 1, 2017); the sale of Alarm Funding (March 7, 2017); the conversion of ASN to a joint venture with Silver Chalice and 120 Sports (April 13, 2017); and the purchase of Bonten and Esteem Broadcasting by the Company and Cunningham, respectively (September 1, 2017).

The Company currently expects to achieve the following results for the three months and twelve months ending December 31, 2018.

Fourth Quarter 2018

•	Media revenues are expected to be approximately $835 million to $847 million, up 20.5% to 22.2% year-over-year. Embedded in the anticipated 2018 results are:

•	Approximately $145 million to $148 million in political revenues as compared to $16 million in the fourth quarter of 2017.

•	$339 million of distribution revenues as compared to $300 million in the fourth quarter of 2017.

•	Non-media revenues are expected to be approximately $35 million, compared to $19 million in the fourth quarter of 2017.

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Media production expenses and media selling, general and administrative expenses (together, “media expenses”) are expected to be approximately $464 million to $466 million, including $4 million in stock-based compensation expense.

•	Program contract amortization expenses are expected to be approximately $25 million.

•	Program contract payments are expected to be approximately $25 million.

•	Corporate overhead is expected to be approximately $20 million, including $1 million of stock-based compensation expense and $1 million of Tribune-related costs.

•	Non-media expenses, including ONE Media and research and development costs, are expected to be $41 million, assuming current equity interests.

•	Depreciation on property and equipment is expected to be approximately $24 million, assuming the capital expenditure assumption below.

•	Amortization of acquired intangibles is expected to be approximately $44 million.

•	A gain of approximately $14 million is expected to be recognized related to the reimbursement for spectrum repack.

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Net interest expense is expected to be approximately $49 million ($47 million on a cash basis), assuming no changes in the current interest rate yield curve and changes in debt levels based on the assumptions discussed in this “Outlook” section.

•	Loss from equity method investments is expected to be approximately $14 million.

•	Net cash taxes paid are expected to be approximately $15 million, based on the assumptions discussed in this “Outlook” section.

•	Total capital expenditures are expected to be approximately $40 million, of which $15 million relates to the spectrum repack and is expected to be reimbursed by the U.S. government.

Full Year 2018

•	Media revenues are expected to be approximately $2,905 million to $2,917 million, up 13.2% to 13.6% year-over-year. Embedded in the anticipated 2018 results are:

•	Approximately $250 million to $253 million in political revenues as compared to $30 million in 2017.

•	$1,303 million of distribution revenues as compared to $1,140 million in 2017.

•	Non-media revenues are expected to be approximately $127 million, compared to $69 million in 2017.

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Media expenses, including trade expense, are expected to be approximately $1,810 million, of which $147 million relates to acquisitions and growth initiatives, and $18 million to stock-based compensation expense.

•	Program contract amortization expense is expected to be approximately $101 million.

•	Program contract payments are expected to be approximately $108 million.

•	Corporate overhead is expected to be approximately $109 million, including $9 million of stock-based compensation expense, and $25 million of Tribune-related costs.

•	Non-media expenses, including ONE Media and research and development costs, are expected to be $126 million.

•	Depreciation on property and equipment is expected to be approximately $100 million, assuming the capital expenditure assumption below.

•	Amortization of acquired intangibles is expected to be approximately $175 million.

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Net gains on asset dispositions is expected to be $51 million related to the sale of spectrum in Milwaukee and reimbursement for spectrum repack and an incentive payment for vacating spectrum earlier than required, partially offset by the non-cash impairment charge of a non-media related real estate investment.

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Net interest expense is expected to be approximately $276 million (approximately $268 million on a cash basis), assuming no changes in the current interest rate yield curve, and changes in debt levels based on the assumptions discussed in this “Outlook” section. Interest expense includes $75 million of ticking fees through August 8, 2018 on the Term B loan commitments raised in December 2017 related to the terminated Tribune acquisition.

•	Loss from equity method investments is expected to be approximately $69 million.

•	The Company’s effective tax rate is expected to be a benefit of approximately low single digit percent rate with cash taxes paid estimated to be $20 million.

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Total capital expenditures are expected to be approximately $118 million, which includes approximately $37 million related to the spectrum repack which is expected to be reimbursed by the U.S. government.

Sinclair Conference Call:

The senior management of Sinclair will hold a conference call to discuss its third quarter 2018 results on Wednesday, November 7, 2018, at 9:00 a.m. ET. The call will be webcast live and can be accessed at www.sbgi.net under "Investors/ Webcasts." After the call, an audio replay will remain available at www.sbgi.net. The press and the public will be welcome on the call in a listen-only mode. The dial-in number is (877) 407-8033.

About Sinclair:

Sinclair is one of the largest and most diversified television broadcasting companies in the country. The Company owns, operates and/or provides services to 191 television stations in 89 markets. Sinclair is a leading local news provider in the country and operates the greatest number of award-winning newsrooms in the industry and is dedicated to impactful journalism with a local focus. The Company has multiple national networks, live local sports production, as well as stations affiliated with all the major networks. Sinclair’s content is delivered via multiple-platforms, including over-the-air, multi-channel video program distributors, and digital platforms. The Company regularly uses its website as a key source of Company information which can be accessed at www.sbgi.net.

Forward-Looking Statements:

The matters discussed in this news release, particularly those in the section labeled “Outlook,” include forward-looking statements regarding, among other things, future operating results. When used in this news release, the words “outlook,” “intends to,” “believes,” “anticipates,” “expects,” “achieves,” “estimates,” and similar expressions are intended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including and in addition to the assumptions set forth therein, but not limited to, the impact of changes in national and regional economies, the completion of the FCC spectrum repack, the volatility in the U.S. and global economies and financial credit markets which impact our ability to forecast or refinance our indebtedness as it comes due, successful execution of outsourcing agreements, pricing and demand fluctuations in local and national advertising, volatility in programming costs, the market acceptance of new programming, the CW Television and MyNetworkTV programming, our news share strategy, our sales initiatives, the execution of retransmission consent agreements, our ability to identify and consummate investments in attractive non-television assets and to achieve anticipated returns on those investments once consummated, the impact of pending and future litigation claims against the Company, uncertainties associated with potential changes in the regulatory environment affecting our business and growth strategy, and any risk factors set forth in the Company’s recent reports on Form 8-K, Form 10-Q and/or Form 10-K, as filed with the Securities and Exchange Commission. There can be no assurances that the assumptions and other factors referred to in this release will occur. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements except as required by law.

Sinclair Broadcast Group, Inc. and Subsidiaries
Preliminary Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
REVENUES:
Media revenues	$730,361	$629,597	$2,069,874	$1,873,881
Non-media revenues	35,899	14,935	91,882	49,821
Total revenues	766,260	644,532	2,161,756	1,923,702

OPERATING EXPENSES:
Media production expenses	303,782	268,330	893,189	796,218
Media selling, general and administrative expenses	154,581	133,605	452,274	385,372
Amortization of program contract costs and net realizable value adjustments	24,482	28,047	76,142	87,962
Non-media expenses	32,476	17,496	84,720	51,974
Depreciation of property and equipment	25,035	24,442	75,477	72,026
Corporate general and administrative expenses	34,322	25,831	88,603	71,458
Amortization of definite-lived intangible and other assets	44,600	43,368	131,322	132,299
Gain on asset dispositions, net of impairment	(10,828)	(34)	(36,678)	(53,531)
Total operating expenses	608,450	541,085	1,765,049	1,543,778
Operating income	157,810	103,447	396,707	379,924

OTHER INCOME (EXPENSE):
Interest expense and amortization of debt discount and deferred financing costs	(75,753)	(51,743)	(237,766)	(160,020)
Loss from equity investments	(25,379)	(4,362)	(55,339)	(4,221)
Other income, net	5,674	2,342	13,129	4,197
Total other expense, net	(95,458)	(53,763)	(279,976)	(160,044)
Income before income taxes	62,352	49,684	116,731	219,880
INCOME TAX BENEFIT (PROVISION)	2,648	(17,118)	21,573	(70,577)
NET INCOME	65,000	32,566	138,304	149,303
Net income attributable to the noncontrolling interests	(1,125)	(1,929)	(3,264)	(16,820)
NET INCOME ATTRIBUTABLE TO SINCLAIR BROADCAST GROUP	$63,875	$30,637	$135,040	$132,483
EARNINGS PER COMMON SHARE ATTRIBUTABLE TO SINCLAIR BROADCAST GROUP:
Basic earnings per share	$0.63	$0.30	$1.32	$1.34
Diluted earnings per share	$0.62	$0.30	$1.31	$1.32
Weighted average common shares outstanding	102,083	102,245	102,069	99,210
Weighted average common and common equivalent shares outstanding	102,789	103,055	102,898	100,173

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